UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004

CAM COMMERCE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-16569	95-3866450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17075 Newhope Street
Fountain Valley, California 92708
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (714) 241-9241

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

          On December 21, 2004, CAM Commerce Solutions, Inc released a revised balance sheet (see exhibit 99.1) as of September 30, 2004. The balance sheet was previously released in a press release and furnished on Form 8-K on November 15, 2004.  We revised the balance sheet to include an increase in deferred tax assets in the amount of $2.4 million with a related increase to capital in excess of par value for the same amount. This revision was based on further analysis of the deferred tax assets and related reduction of the valuation allowance for deferred taxes. We utilize the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”. The valuation allowance was reversed based on our belief that sufficient future income from operations is expected to be able to recognize the net deferred tax assets. In assessing the need for a valuation allowance, we consider all positive and negative evidence, including projected future taxable income, and recent financial performance.

Item 9.01   Financial Statements and Exhibits

(c)     Exhibits

99.1          Balance Sheet (revised) as of September 30, 2004 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAM COMMERCE SOLUTIONS, INC.

(Registrant)

Date: December 21, 2004	/s/ PAUL CACERES

Paul Caceres
Chief Financial Officer and Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Balance Sheet as of September 30, 2004, issued by CAM Commerce Solutions Corporation